                                                                   EXHIBIT 10.52


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into as of February 9th, 2000, by and between Jesse Berst (the "Employee") and Popmail.com, Inc. (the "Company").

                                    RECITALS

         A. IZ.com Incorporated, a Delaware corporation ("IZ.com"), the Company and certain other parties are entering into an Agreement and Plan of Reorganization dated as of February 9, 2000, which provides for the merger (the "Merger") of a newly formed, wholly-owned subsidiary of the Company with and into IZ-com.

         B. The Company desires to retain the services of the Employee and the Employee desires to be employed by the Company from and after the Merger, on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the mutual covenants herein contained, the continuing employment of the Employee by the Company, and other good and Valuable consideration, the receipt and sufficiency of which arc hereby acknowledged, the parties agree as follows:

         1. Duties and Scope of Employment. The Company shall employ the Employee in the position of Chief Operating Officer, with such duties, responsibilities and compensation as in effect as of the Effective Date. Only the Board of Directors of the Company in consultation with the Chief Executive Officer (the "Board") shall have the tight to revise such responsibilities from time to time as the Board may deem necessary or appropriate.

         2. At-Will Employment; Severance. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as follows: If the Employee's employment is terminated by the Company without cause within two years after commencement of his employment with the Company, the Employee will be entitled to a one-time severance payment equal to six months of the Employee's base salary as of the termination date. The Employee's stock option agreement(s) will also provide that in such an event, all shares will vest which would otherwise have vested through the date of termination and during the following six months as if the options had vested on a monthly basis beginning on the Employee's employment commencement date. The foregoing benefits are contingent on the Employee entering into a severance agreement in such form as the Company reasonably requests, which will include a waiver of any additional claims against the Company. For purposes of the foregoing, "cause" means one or more of the following: (i) material breach of any confidentiality, invention assignment or other agreement with the Company which breach is not cured within ten (10) days of receipt of written notice from the Company; (ii) negligence in the performance of duties or nonperformance or misperformance of such duties that in the good faith judgment of the Company adversely affects the operations or reputation of the Company; (iii) refusal to abide by or comply with the good faith directives of the Board of Directors or the Company's standard policies and procedures, which actions continue for a period of at least ten (10) days after written notice from the Company; (iv) any willful dishonesty, fraud, or misappropriation of funds with respect to the business or affairs of the Company; (v) conviction by, or entry of a plea of guilty or nolo contendre in, a court of competent and final jurisdiction for any crime which constitutes a felony in the jurisdiction involved; or (vi) abuse of alcohol or drugs (legal or illegal) that, in the Company's judgment, materially impairs your ability to perform your duties.

         3. Compensation and Benefits.

                  (a) Base Compensation. The Company shall pay the Employee as compensation for the Employee's services an annual base salary of $250,000. Such salary shall be subject to applicable tax withholding and shall be paid periodically in accordance with normal Company payroll practices. Such salary shall be subject to review on an annual basis, but shall not be subject to reduction during the term of Employee's employment.

                  (b) Performance Bonus. The Employee shall be eligible for an annual performance bonus, to be determined by the Company, in accordance with the Company's customary practices for officer compensation.

                  (c) Benefits. The Employee shall be eligible to participate in the employee benefit plans which are available or which become available to other employees of the Company, with the adoption or maintenance of such plans to be in the discretion of the Company, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

                  (d) Termination of Employment. In the event the Employee's employment with the Company terminates (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the date of termination of employment ("Termination Date"); (ii) the Company shall pay the Employee all of the Employee's accrued and unused vacation through the Termination Date; and
(iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by applicable law. In addition, in the event the Employee's employment with the Company terminates, the Employee shall be entitled to any benefits due to him under the agreements, plans and practices referred to in Sections 2 and 3(c) hereof.

         4. No Impediment to Agreement. The Employee hereby represents to the Company that the Employee is not, as of the date hereof, and will not be during the Employee's employment with the Company, employed under contract, oral or written, by any other person, firm or entity in a manner that conflicts in any material respect with the Employee's ability to perform his duties under this Agreement, and is not and will not be bound by the provisions of any restrictive covenant or confidentiality agreement which would constitute an impediment to, or restriction upon, the Employee's ability to enter this Agreement and perform the duties of Employee's employment.

         5. Successors; Personal Services. The services and duties to be performed by the Employee hereunder are personal and may not be assigned or delegated. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee, the Employee's heirs and representatives.

         6. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to Employee at the home address, which Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its CEO.

         7. Miscellaneous Provisions.

                  (a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (b) Entire Agreement. This Agreement and the other agreements, plans and practices referred to herein shall supersede and replace all prior agreements or understandings relating to the subject matter hereof, and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth or referred to in this Agreement have been made or entered into by either party with respect to the relevant matter hereof.

                  (c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the State of Delaware without reference to any choice of law rules.

                  (d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (e) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's proct ss, and any action in violation of this subsection shall be void.

                  (f) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of all applicable income, health insurance and employment taxes.

                  (g) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

                  (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  (i) Effective Date. This Agreement shall become effective on the date (the "Effective Date") on which the Merger is consummated.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                                       POPMAIL.COM, INC.

                                               By  /s/ Stephen King
                                                  -----------------------------
                                               Title C.E.O.
                                                    ---------------------------

Employee:                                      /s/ Jesse Berst
                                               --------------------------------
                                               Jesse Berst